UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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ACACIA RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

_____________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2021

**** YOUR VOTE IS IMPORTANT****

April 23, 2021

Dear Acacia Stockholder:

The 2021 Annual Meeting of Stockholders is soon approaching and is scheduled to be held virtually at www.virtualshareholdermeeting.com/ACTG2021 on May 12, 2021 at 2:00 p.m. EST.

We are sending this reminder notice because according to your brokers’ records your shares are still unvoted. Voting is quick and easy. Due to the global pandemic and delays in the processing of votes, we urge you promptly to submit your vote by internet or telephone by using the control number located on the enclosed voting instruction form.

Regardless of the number of shares you own; your vote is very important.

The Board of Directors unanimously recommends that Acacia shareholders vote FOR each of the nominees, FOR the ratification of auditors, FOR the advisory vote on executive compensation and FOR removal of supermajority voting provisions. The proposal to remove supermajority provisions requires approval from 66 2/3%. As such, not voting is the same as voting against this proposal.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting at (888) 368-0379 or (212) 257-1311.

Thank you for your support.

Acacia Research Corporation

767 THIRD AVENUE, 6TH FLOOR
NEW YORK, NY 10017
www.ACACIARESEARCH.com